UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 20, 2004


                            First United Corporation
             (Exact name of registrant as specified in its charter)


         Maryland                          0-14237              52-1380770
         --------                          -------              ----------
(State or other jurisdiction of   (Commission file number)     (IRS Employer
incorporation or organization)                               Identification No.)


                 19 South Second Street, Oakland, Maryland 21550
               (Address of principal executive offices) (Zip Code)


                                 (301) 334-9471
              (Registrant's telephone number, including area code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.03.  Creation of a Direct Financial  Obligation or an Obligation under an
Off- Balance Sheet Arrangement of a Registrant

         On December 20, 2004, First United Bank & Trust (the "Bank"), the wholly-owned subsidiary of First United Corporation (the "Corporation"), refinanced $21.5 million of long-term advances from the Federal Home Loan Bank of Atlanta (the "FHLB") with a short-term advance in the amount of $23.3 million. In connection with this transaction, the Bank paid early payment fees totaling $1,818,700, exclusive of tax benefits, which fees were included in the new advance. The purposes of the refinancing are to provide the Bank with greater flexibility to refinance its borrowings at lower rates from time to time, reduce interest expense, and reduce reliance on long-term fixed rate borrowings.

         The refinanced FHLB advances had a weighted average interest rate of 5.91% at September 20, 2004 and were scheduled to mature between February 2008 and September 2009. The new advance has a fixed rate of 2.64%, has no conversion features, and matures on March 21, 2005. The Bank is obligated to make monthly interest payments and to repay the full principal amount at maturity. As with the refinanced advances, the new advance is secured by a blanket lien on the Bank's 1-4 family mortgage portfolio, a blanket lien on the Bank's commercial real estate loan portfolio, and a lien on certain investment securities. Management anticipates that the early payment fees will reduce earnings for the quarter ending December 31, 2004 by approximately $0.20 per share on a fully-diluted basis.

         The new advance was otherwise made on terms generally available to other FHLB member institutions and was not accompanied by covenants or other restrictions that the Corporation believes materially affect its business or operations, or the rights of its shareholders. As a financial institution, the Corporation frequently adjusts financing sources and it also takes advantage of availability of funds when the Corporation believes that it can employ them profitably and/or advantageously replace other sources of financing.

         This Item 2.03 contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Discussions contained in this Item 2.03, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking statements. Such factors are detailed in the "Risk Factors" filed as Exhibit 99.1 to the Annual Report of the Corporation on Form 10-K for the year ended December 31, 2003. Except as required by applicable laws, the Corporation does not intend to publish updates or revisions of any forward-looking statements it makes to reflect new information, future events or otherwise.

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


                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 FIRST UNITED CORPORATION


Dated:  December 21, 2004                   By:  /s/ Robert W. Kurtz
                                                 -------------------------------
                                                 Robert W. Kurtz
                                                 President and CFO




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